                                                                    EXHIBIT 3.2

                         State of Delaware

                    Office of the Secretary of State
                  -------------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TECHNOLOGY HORIZONS CORP.", CHANGING ITS NAME FROM "TECHNOLOGY HORIZONS CORP." TO "CDKNET.COM, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF DECEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                                                    2/16/1998

                         CERTIFICATE OF AMENDMENT
                                     OF
                         CERTIFICATE OF INCORPORATION

         TECHNOLOGY HORIZONS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That a meeting of the Board of Directors of TECHNOLOGY HORIZONS CORP., a resolution was duly adopted authorizing and directing the amendment of the Certificate of Incorporation of TECHNOLOGY HORIZONS CORP., declaring said amendment to be advisable, and directing appropriate officers of the corporation to procure the adoption, approval and written consent of the shareholders holding at least a majority of the voting power of said corporation. Pursuant to said resolutions, the following amendments to the Certificate of Incorporation of TECHNOLOGY HORIZONS CORP. be amended by changing the article thereof numbered "FIRST" so that, as amended said article shall read as follows:

                  "FIRST: The name of this corporation is CDKNET.COM, INC."

         SECOND: That thereafter, pursuant to resolution of the Board of Directors and in accordance with Section 228 of the General Corporation Law of the State of Delaware, the written consent of shareholders of Technology Horizons Corp. holding at least a majority of the voting power of the outstanding shares of Common Stock was received, and notice thereof was duly given to those shareholders who did not consent in writing.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said TECHNOLOGY HORIZONS CORP. has caused this certificate to be signed by its duly authorized officer, Steven Horowitz, its President and Secretary this 1st day of December, 1998.

                                                By:
                                                   -----------------------------
                                                      Steven Horowitz, President


ATTEST:

--------------------------
Steven Horowitz, Secretary

                           State of Delaware

                    Office of the Secretary of State
                     -------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "TECHNOLOGY HORIZONS CORP.," IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE, AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

         THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

         CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF MAY, A.D. 1998, AT 9 O'CLOCK A.M.

         CERTIFICATE OF MERGER, FILED THE TWENTY-FIRST DAY OF MAY, A.D. 1998, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

         AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.


                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                              State of Delaware

                        Office of the Secretary of State
                        -------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TECHNOLOGY HORIZONS CORP.," FILED IN THIS OFFICE OF THE SEVENTH DAY OF MAY, A.D. 1998, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



SEAL
        ------------------------------------
        Edward J. Freel, Secretary of State

                      CERTIFICATE OF INCORPORATION

                                  OF

                        TECHNOLOGY HORIZONS COUP.

         I, THE UNDERSIGNED in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

         FIRST: The name of the Corporation is TECHNOLOGY HORIZONS CORP.
               (herein called the "Corporation")

         SECOND: The address of the registered office of the corporation in the State of Delaware is corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issued is Twenty Million Shares (20,000,000), all of which are Common Stock, and each having a .0001 par value per share.

         FIFTH: The name and mailing address of the incorporator is as follows:

                             Christine M. James
                             Horowitz, Mencher, Klosowski, Nestler & Scope, P.C. 595 Stewart Avenue, Suite 710
                             Garden City, New York 11530

         SIXTH: The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the Bylaws so require.

         SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
               (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

               Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall no adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

               The Corporation shall, to the fullest extent permitted by
               Section 145 (or any other provision) of the Delaware General Corporation Law, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all officers and directors of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or converted by said Section. Such right to indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise.

         EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or an class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the is Corporation under the provisions of
               Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to a compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case maybe, and also on this Corporation.

         IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator herein above named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY, under penalties of perjury, that this is my act and deed and that the facts herein above stated are truly set forth and, accordingly, I have hereunto set my hand as of the 6th day of May, 1998.







                                           -------------------------------------
                                           Christine M. James, Sole Incorporator

                            SOMMER & SCHNEIDER LLP
                             600 OLD COUNTRY ROAD
                          GARDEN CITY, NEW YORK 11530

Herbert H. Sommer                                      Telephone (516) 228-8181
Joel C. Schneider                                      Facsimile (516) 228-8211

                                                     December 15, 1998

FACSIMILE, ORIGINAL BY MAIL
(203) 385-6381

Mr. James Dunn
The NASDAQ Stock Market
80 Merritt Boulevard
Trumbull, CT 06611

           Re: Technology Horizons Corp. ("THCV)

Dear Mr. Dunn:

         As counsel for the above referenced Company, we have been authorized to advise The NASDAQ Stock Market of a corporate change the Company has undertaken. The Company is changing its name from Technology Horizons Corp. to CDKNET.COM, Inc. The Company's new Cusip Number is 14983D 10 3.

         The Company has chosen the following five proposed symbols for its Common Stock:

                  1. CDKX
                  2. CDKN
                  3. CDRM
                  4. CDKZ
                  5. CDKT

         Finally, the Company would like to effectuate these changes on December 18, 1998 and accordingly, I am sending herewith copies of the corporation resolution authorizing the foregoing and a copy of the Certificate of Amendment to the Certificate of Incorporation.

         If you need anything further, please feel free to contact the undersigned.

                                                              Very truly yours

                                                              Joel C. Schneider
JCS/md
Enclosures
cc: Steven Horowitz

                              WRITTEN CONSENT OF
                      BOARD OF DIRECTORS AND STOCKHOLDERS
                                IN LIEU OF MEETING

         The undersigned, being the directors and stockholders holding a majority of the issued and outstanding shares of Technology Horizons Corp. (the "Company"), hereby waive notice of and the holding of a meeting of the Board of Directors and stockholders of said Company, and does hereby consent to and adopt the following Resolutions this 20th day of November 1998:

         RESOLVED, that the Company change its name to CDKNET.COM, INC.;

         RESOLVED, that notice be sent to stockholders of said Company, as of November 30, 1998, the record date;

         RESOLVED, that the officers of the Company are hereby authorized to take such actions had execute such Documents as they deem necessary and proper to effectuate the foregoing resolutions.


Directors:                               Stockholders:


--------------------------              -------------------------------------
Steven Horowitz



--------------------------              -------------------------------------
Anthony J. Bonomo
                                         Kelly Music & Entertainment Corp.

                                         By:
--------------------------                  ---------------------------------
Andrew J. Schenker                           Robert Kelly, President

                        CERTIFICATE OF AMENDMENT
                                    OF
                        CERTIFICATE OF INCORPORATION

         TECHNOLOGY HORIZONS CORP., a corporation organized and existing under and by I virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That at a meeting of the Board of Directors of TECHNOLOGY HORIZONS CORP., a resolution was duly adopted authorizing and directing the amendment of the Certificate Incorporation of TECHNOLOGY HORIZONS CORP., declaring said amendment to be advisable, and directing appropriate officers of the corporation to procure the adoption, approval and written consent of the shareholders holding at least a majority of the voting power of said corporation. Pursuant to said resolutions, the following amendments to the Certificate of Incorporation of TECHNOLOGY HORIZONS CORP. be amended by changing the article thereof numbered "FIRST" so that, as amended said article shall read as follows:

                  "FIRST: The name of this corporation is CDKNET.COM, INC."

         SECOND: That thereafter, pursuant to resolution of the Board of Directors and in accordance with Section 228 of the General Corporation Law of the State of Delaware, the written consent of shareholders of Technology Horizons Corp. holding at least a majority of the voting power of the outstanding shares of Common Stock was received, and notice thereof was duly given to those shareholders who did not consent in writing.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said TECHNOLOGY HORIZONS CORP. has caused this certificate to be signed by its duly authorized officer, Steven Horowitz, its President and Secretary this 1st day of December, 1998.



                                                   By:
                                                      --------------------------
                                                      Steven Horowitz, President

ATTEST:

--------------------------
Steven Horowitz, Secretary